Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

TABLE OF CONTENTS

Page

Article I OFFICES	1

1.1	Registered Office and Registered Agent	1
1.2	Other Offices	1

Article II SHAREHOLDERS’ MEETINGS	1

2.1	Meeting Place	1
2.2	Annual Meeting	1
2.3	Organization	1
2.4	Special Meetings	2
2.5	Notice	2
2.6	Postponement	2
2.7	Record List of Shareholders	2
2.8	Quorum; Actions of Shareholders	2
2.9	Voting of Shares	3
2.10	Proxies	3
2.11	Waiver of Notice	3
2.12	Consent of Shareholders in Lieu of a Meeting	3
2.13	Notice of Shareholder Business	3

Article III BOARD OF DIRECTORS	10

3.1	Powers	10
3.2	Classification	10
3.3	Director Age Limits	10
3.4	Number of Directors	10
3.5	Vacancies	10
3.6	Removal of Directors	10
3.7	Resignations	10
3.8	Regular Meetings	10
3.9	Special Meetings	11
3.10	Waiver of Notice	11
3.11	Quorum; Actions of the Board of Directors	11
3.12	Tie Votes	11
3.13	Action by Directors Without a Meeting	11
3.14	Action by Directors by Communications Equipment	12
3.15	Registering Dissent	12
3.16	Executive and Other Committees	12
3.17	Remuneration	12
3.18	Nominations of Directors	12
3.19	Interested Directors and Officers	13
3.20	Honorary and Advisory Directors	13

i

Article IV OFFICERS	13

4.1	Designations	13
4.2	Powers and Duties	13
4.3	Delegation	14
4.4	Vacancies	14
4.5	Term - Removal	14
4.6	Bonds	14

Article V CAPITAL STOCK	14

5.1	Evidences of Shares of Capital Stock	14
5.2	Transfers	15
5.3	Registered Owner	15
5.4	Lost, Stolen or Destroyed Certificates	15
5.5	Fractional Shares or Scrip	15
5.6	Closing of Transfer Books and Fixing of the Record Date	16
5.7	Shares of Another Corporation	16
5.8	Transfer Agent and Registrar	16

Article VI INDEMNIFICATION, ETC. OF DIRECTORS, OFFICERS AND EMPLOYEES	16

6.1	Indemnification	16
6.2	Advancement of Expenses	16
6.3	Other Rights and Remedies	17
6.4	Insurance	17
6.5	Modification	17

Article VII DIVIDENDS; FINANCE; AND FISCAL YEAR	17

7.1	Dividends	17
7.2	Disbursements	17
7.3	Depositories	17
7.4	Fiscal Year	18

Article VIII NOTICES	18

Article IX AMENDMENTS	18

Article X EMERGENCY BYLAWS	18

10.1	Bylaws	18
10.2	Lines of Succession	18
10.3	Head Office	19
10.4	Period of Effectiveness	19
10.5	Notices	19
10.6	Officers as Directors Pro Tempore	19
10.7	Liability of Officers, Directors and Agents	19

ii

Article XI FORUM OF ADJUDICATION OF DISPUTES	19

Article XII MISCELLANEOUS	20

12.1	Seal	20
12.2	Books and Records	20
12.3	Execution of Instruments	20

Article XIII USE OF PRONOUNS	20

iii

AMENDED AND RESTATED

BYLAWS

OF

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

Article I OFFICES

1.1            Registered Office and Registered Agent. The registered office of Southern National Bancorp of Virginia, Inc. (“Corporation”) shall be located in the Commonwealth of Virginia at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent, who is either a resident of this state and a director or officer of the Corporation, or a member of the Virginia State Bar, shall have a business office identical with such registered office.

1.2             Other Offices. The Corporation may have other offices within or without the Commonwealth of Virginia at such place or places as the Board of Directors may from time to time determine.

Article II SHAREHOLDERS’ MEETINGS

2.1            Meeting Place. All meetings of the shareholders shall be held at the principal place of business of the Corporation, or at such other place within or without the Commonwealth of Virginia as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice of the meeting. Any meeting of shareholders may be held by means of remote communications pursuant to the requirements of Section 13.1-660.2 of the Virginia Stock Corporation Act of the Commonwealth of Virginia (the “VSCA”) or any successor statute.

2.2            Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at a date, time and place as determined by the Board of Directors and stated in the notice of such meeting.

2.3            Organization. Each meeting of the shareholders shall be presided over by the Chairman or the Vice Chairman of the Board, or in their absences by the President, or in their absences, any other individual selected by the Board of Directors. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the shareholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the shareholders shall announce the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as seem to him in order.

2.4            Special Meetings. Special meetings of shareholders may be called as set forth in the Articles of Incorporation, and shall be held at a date, time and place as determined by the Board of Directors and stated in the notice of such meeting.

2.5            Notice. Notice of the date, time and place, if any, of each annual meeting and any special meeting of shareholders and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given by delivering personally, or by mailing a written notice of the same, not less than ten days and not more than sixty days prior to the date of the meeting (except that a notice of a shareholders meeting to act on an amendment of the Articles of Incorporation, plan of merger, share exchange, domestication or entity conversion, a sale of assets or dissolution shall be given not less than twenty five nor more than sixty days prior to the meeting date), to each shareholder of record entitled to vote at such meeting. Notice of any special meeting of shareholders shall state the purpose(s) for which the meeting is called. If a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned (unless a new record date is fixed therefor) other than an announcement at the meeting at which such adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

2.6            Postponement. The Board of Directors may, at any time prior to the holding of a meeting of shareholders, annual or special, and for any reason, postpone or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of shareholders. The meeting may be postponed or rescheduled to such date, time and place as is specified in the notice of postponement or rescheduling of such meeting (duly provided in accordance with the VSCA).

2.7            Record List of Shareholders. Beginning two (2) business days after notice of the meeting of shareholders is given for which the shareholder list is prepared and continuing through the meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares registered in the name of each, arranged by voting group, and within each voting group by class or series of shares, in written form, which record shall be kept open to the inspection of any shareholder in accordance with the VSCA. The record also shall be kept open during the whole time and at the Corporation’s principal office or at the place identified in the meeting notice in the county or city where the meeting will be held.

2.8            Quorum; Actions of Shareholders. Except as otherwise required by law or the Corporation’s Articles of Incorporation:

(a)            A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting.

(b)            In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that matter shall be the act of the shareholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. If, at any meeting of the shareholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote. Cumulative voting shall not be permitted in the election of directors.

2.9            Voting of Shares. Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each shareholder, on each matter submitted to a vote at a meeting of shareholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

2.10          Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact, or by electronic transmission, and the proxy is effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.11          Waiver of Notice. A waiver of any notice required to be given to any shareholder, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein for the meeting, and delivered to the Secretary of the Corporation, shall be equivalent to the giving of such notice. The attendance of any shareholder at a meeting, in person or by proxy, shall constitute a waiver of notice by such shareholder, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or commenced.

2.12          Consent of Shareholders in Lieu of a Meeting. Any action required or permitted to be taken by the shareholders at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

2.13          Notice of Shareholder Business. Except as otherwise provided by applicable law, at any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section.

(a)            To be properly brought before an annual meeting of shareholders, any business (other than director nominations, which is addressed in Section 2.13(b) below) must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder (A) who is a shareholder of record of the Corporation (and with respect to any beneficial owner, if different, on whose behalf such proposal of business is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) on the date of the notice provided in this Section 2.13(a) and at the time of the annual meeting, (B) who is entitled to vote at the annual meeting, and (C) who complies with the notice procedures set forth in this Section 2.13(a).

For business to be considered properly brought before the annual meeting by a shareholder, such shareholder must, in addition to any other applicable requirements, have given timely notice of such shareholder’s intent to bring such proposed business before such meeting and any such business must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be in proper written form and must be delivered or mailed to and received by the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one-hundred twentieth (120th) day, prior to the first anniversary of the commencement of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper form, a shareholder’s notice to the Secretary of the Corporation shall set forth the matters referenced in Section 2.13(c) below.

For the avoidance of doubt, this Section 2.13(a) shall be the exclusive means for a shareholder to present proposals (except proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s proxy statement) for consideration by the shareholders at any annual meeting of shareholders. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the proposed business was not properly brought before the meeting in accordance with the provisions of this Section 2.13(a), and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(b)            Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation. To be properly brought before an annual meeting of shareholders, nominations for the election of directors must be (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) made by or at the direction of the Board of Directors, or (iii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation (A) who is a shareholder of record of the Corporation (and with respect to any beneficial owner, if different, on whose behalf such nomination is made, only if such beneficial owner was the beneficial owner of shares of the Corporation) on the date of the notice provided in this Section 2.13(b) and at the time of the annual meeting, (B) who is entitled to vote at the annual meeting and (C) who complies with the timely notice procedures set forth in this Section 2.13(b).

To be timely, a shareholder’s notice must be in proper written form and must be delivered or mailed to and received by the Secretary of the Corporation at the principal office of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred twentieth (120th) day prior to the first anniversary of the commencement of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the one-hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the adjournment or postponement of an annual meeting of shareholders, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Notwithstanding anything to the contrary in the previous paragraph, in the event that the number of directors to be elected to the Board at an annual meeting of shareholders is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.13(b) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(c)            To be in proper form for purposes of this Section 2.13, a shareholder’s notice to the Secretary of the Corporation shall set forth.

(i)            if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of such shareholder and beneficial owner, if any, in such business, (B) the complete text of any resolutions intended to be presented at the meeting, and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment; and (C) a description of all agreements, arrangements and understandings between such shareholder, beneficial owner, if any, and any (1) affiliate or person acting in concert with such shareholder or beneficial owner and (2) director, officer, employee, general partner or manager of such shareholder or beneficial owner or any such affiliate or person with which such shareholder or beneficial owner is acting in concert of such shareholder or beneficial owner, if any (each, an “Associated Person”), and any other person or persons (including their names) in connection with the proposal of such business by such shareholder;

(ii)            as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person (currently and for the past five (5) years), (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (D) a questionnaire (provided by the Secretary of the Corporation upon request) completed by the nominee that, among other things, enquires into such person’s independence, (E) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (F) a written representation and agreement (in the form provided by the Corporation upon written request) that such person (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or (b) any agreement, arrangement or understanding described in Section 2.13(c)(ii)(F)(1)(a) that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, and (3) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies, all federal and state bank regulatory requirements and other guidelines of the Corporation, and (G) any other information relating to such person that would be required to be disclosed in connection with a solicitation of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, no disclosure shall be required with respect to ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is proposing business solely as a result of being the shareholder of record or nominee holder that is directed to prepare and submit the shareholder’s notice required by these Bylaws on behalf of a beneficial owner;

(iii)            as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf each proposal or nomination is made: (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of each Associated Person; (B)(1) the class or series and number of shares of the Corporation which are, directly or indirectly owned beneficially and of record by such shareholder, such beneficial owner, if any, or any Associated Person, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise directly or indirectly owned beneficially by such shareholder, such beneficial owner and any Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner and any Associated Person has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation held, directly or indirectly, by such shareholder, such beneficial owner and any Associated Person (for purposes of this Section 2.13(c), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner and any Associated Person that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such shareholder, such beneficial owner and any Associated Person is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (7) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner and any Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of such shareholder and such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (C) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (D) a statement whether such shareholder or any other person known to the shareholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or elect the nominee; and (E) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or propose such business specified in the notice from the floor of the meeting; and

(iv)            The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of such shareholder’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(d)            Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board, or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 2.13 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.13. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by Section 2.13(b) is delivered to the Secretary of the Corporation at the principal office of the Corporation not earlier than the close of business on the one-hundred twentieth (120th) day prior to such special meeting, and not later than the close of business on the later of the ninetieth (90th)  day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

(e)            Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election by the shareholders as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 2.13(b) and Section 2.13(c) (or Section 2.13(d) in the case of a special meeting of shareholders). The chairman at such meeting may, if the facts warrant, determine and declare to the meeting that the nomination was defective and not properly brought before the meeting in accordance with the provisions of Section 2.13(b) and Section 2.13(c) (or Section 2.13(d) in the case of a special meeting of shareholders), and if he should so determine, he shall declare to the meeting that such defective nomination shall be disregarded.

(f)            General.

(i)            Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present proposed business or a nomination, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.13, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(ii)           For purposes of this Section 2.13, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

(iii)          Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.13.

(iv)          A shareholder must further update and supplement the notice required by this Section 2.13, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation not later than five (5) business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than five (5) business days prior to the date of the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof)).

(g)            Any matter brought before a meeting of shareholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the shareholders for a vote and does not need to be moved or seconded from the floor of such meeting.  No business shall be brought before any meeting of shareholders of the Corporation otherwise than as provided in this Section 2.13.

Article III BOARD OF DIRECTORS

3.1            Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

3.2            Classification. The Board of Directors shall be divided into three classes as set forth in the Articles of Incorporation.

3.3            Director Age Limits. Except for individuals who were directors of the Corporation on May 1, 2020, no one who is seventy-five (75) years of age or older shall be eligible to stand for election or reelection to the Board of Directors.

3.4            Number of Directors. The number of directors comprising the Board of Directors may be fixed from time to time by a vote of a majority of the Board of Directors, provided that no decrease shall have the effect of shortening the term of any incumbent director. Notwithstanding anything to the contrary contained within these Bylaws, the number of directors may not be less than five nor more than fifteen.

3.5            Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation’s Articles of Incorporation.

3.6            Removal of Directors. Directors may be removed in the manner provided in the Corporation’s Articles of Incorporation.

3.7            Resignations. Any director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board or the President or by giving written notice to the Corporation. A director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to take office when the resignation by its terms becomes effective. If a nominee for director who is an incumbent director is not reelected and no successor has been elected at such meeting, the director must promptly tender his resignation.

3.8            Regular Meetings. Regular meetings of the Board of Directors or any committee thereof may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Virginia, as the Board of Directors or such committee, as the case may be, may from time to time designate. Unless otherwise determined by the Board of Directors, the annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of shareholders. Notice of such meetings shall be provided to directors in accordance with the provisions of the VSCA.

3.9            Special Meetings.

(a)            Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, Vice Chairman of the Board, the President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to such meeting if notice is given in person or by telephone, telegraph, telex, facsimile or other electronic transmission and at least three (3) days prior to such meeting if notice is given in writing and delivered by postage prepaid mail. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

(b)            Special meetings of any committee of the Board of Directors may be called at any time by any committee member or by the Chairman of the Board or the Vice Chairman of the Board, and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

3.10            Waiver of Notice. Attendance of a director at a regular or special meeting of the Board or of a committee thereof, shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or assent to action(s) taken at the meeting. A waiver of notice signed by the director or directors, whether before or after the time stated for the regular or special meeting of the Board or of a committee thereof, shall be equivalent to the giving of notice.

3.11            Quorum; Actions of the Board of Directors. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.12            Tie Votes. When a quorum of directors is present at any meeting of the Board of Directors and directors vote on any action required or permitted to be taken at such meeting, if the vote results in a tie, the Chairman’s vote shall determine the outcome of the action.

3.13            Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing or by electronic transmission, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, and such consents or electronic transmissions (in paper form) are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

3.14            Action by Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment subject to any applicable provisions of the VSCA.

3.15            Registering Dissent. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless he objects at the beginning of the meeting, or promptly upon his arrival, to the holding of the meeting, or promptly upon his arrival, to holding it or transacting specified business at the meeting or he votes against or abstains from action taken at the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.16            Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the full Board, designate one or more committees which in each case consist of one or more directors of the Corporation, and may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board. An Executive Committee may be appointed by resolution passed by a majority of the full Board of Directors. It shall have and exercise all of the authority of the Board of Directors, except in reference to approving or recommending to shareholders action that is required by the VSCA to be approved by the shareholders, amending the Articles of Incorporation, adopting a plan of merger not requiring shareholder approval, authorizing a distribution except according to a general formula or method prescribed by the Board of Directors, filling vacancies on the Board or any committee, authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences and limitations of a class or series of shares unless within limits specifically prescribed by the Board, or adopting, amending or repealing any Bylaws or any other action or matter expressly required by the VSCA to be submitted to shareholders for approval. The designation of any such committee, and the delegation of authority thereto, shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Board of Directors shall have the power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

3.17            Remuneration. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated salary as director and/or such other compensation as may be fixed by the Board of Directors. Members of special or standing committees may be allowed like compensation for serving on committees of the Board of Directors. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.18            Nominations of Directors. Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at any meeting of shareholders at which directors are to be elected only (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in Section 2.13.

3.19            Interested Directors and Officers. An interested director or officer is one who is a party to a contract or transaction with the Corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the Corporation. Contracts and transactions between the Corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board or committee prior to the vote; (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board, committee or shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

3.20            Honorary and Advisory Directors . The Board of Directors may appoint to the position of honorary director or the position of advisory director such person or persons as it deems appropriate. Honorary directors shall be entitled to receive notice of, and to attend all meetings of the Board, but they shall not be directors and shall not be entitled to vote, participate in policy discussions, or have the power of final decision in matters concerning the business of the Corporation or its subsidiaries, and they shall not be counted in determining a quorum of the Board. Advisory directors shall be entitled only to notice of meetings of advisory or other boards of the Corporation to which they shall be appointed. Honorary and advisory directors shall receive such compensation as may be authorized by the Board of Directors for attendance at meetings of advisory or other boards to which such advisory or honorary directors are appointed.

Article IV OFFICERS

4.1            Designations. The officers of the Corporation shall be a President, a Secretary and a Treasurer appointed by the Board of Directors, as well as such Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors or the President may designate. Officers of the Corporation shall be elected for one year by the directors at their first meeting after the annual meeting of shareholders, and officers of the Corporation shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person, except the offices of President and Secretary. The election or appointment of any person as an officer, agent or employee of the Corporation shall not of itself create any contract right.

4.2            Powers and Duties. The officers of the Corporation shall have such authority and perform such duties as the Board of Directors or, in the case of officers with a title of Executive Vice President or lower, the President, may from time to time authorize or determine. In the absence of action by the Board of Directors or the President, as applicable, the officers shall have such powers and duties as generally pertain to their respective offices.

4.3            Delegation. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

4.4            Vacancies. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board.

4.5            Term - Removal. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their resignation, disqualification or removal. Any officer or agent elected or appointed by the Board of Directors or by the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors, but any removal without cause shall be without prejudice to the contract rights, if any, of the person so removed.

4.6            Bonds. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditions for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Article V CAPITAL STOCK

5.1            Evidences of Shares of Capital Stock.

(a)            Shares of the Corporation’s capital stock, when fully paid, may be issued in certificated or uncertificated form. If shares are issued in certificated form, it shall be issued in such form as required by the VSCA and in numerical order, and each shareholder shall be entitled to a certificate signed by the President, the Secretary or the Treasurer, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state: (i) the name of the Corporation and that the Corporation is organized under the laws of the Commonwealth of Virginia; (ii) the name of the person to whom issued; and (iii) the number and class of shares and the designation of the series, if any, which such certificate represents.

(b)            The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation or the books of the Corporation’s transfer agent, if applicable. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the VSCA to be included on certificates.

(c)            Any restrictions that may be imposed by law, by the Articles of Incorporation or Bylaws of the Corporation, or by an agreement among shareholders of the Corporation, or by an agreement between shareholders and the Corporation, shall be noted conspicuously on the front or back of all certificates representing shares of stock of the Corporation or shall be contained in the written statement of information required for uncertificated shares.

5.2            Transfers. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder's address and the number and class or series of shares held by such shareholder. Shares of stock of the Corporation shall be transferable on the stock transfer books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates (or uncertificated shares) for the transferred shares shall be issued. Upon the receipt of proper transfer instructions from the holder of record of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

5.3            Registered Owner. Registered shareholders shall be treated by the Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the Commonwealth of Virginia.

5.4            Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock (or uncertificated shares) in place of any certificate previously issued by it which is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to provide satisfactory proof of such loss, theft or destruction and give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate (or uncertificated shares).

5.5            Fractional Shares or Scrip. The Corporation may (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered form which shall entitle the holder to receive a certificate (or an uncertificated share) for a full share upon the surrender of such scrip aggregating a full share. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the Corporation, including voting rights, dividend rights or the right to participate in any assets of the Corporation in the event of liquidation.

5.6            Closing of Transfer Books and Fixing of the Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed 70 days preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a record date for any such determination of shareholders, which record date shall not be more than 70 days prior to the date on which such meeting is to be held (or such distribution made or other action requiring such determination is to be taken).

5.7            Shares of Another Corporation. Shares owned by the Corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.

5.8            Transfer Agent and Registrar. The Corporation may, if and whenever the Board so determines, maintain in the Commonwealth of Virginia or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

Article VI INDEMNIFICATION, ETC. OF DIRECTORS, OFFICERS AND EMPLOYEES

6.1            Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation’s Articles of Incorporation.

6.2            Advancement of Expenses. Reasonable expenses (including attorneys’ fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an affirmation by the person that it is his good faith belief that he has met the standard of conduct necessary for indemnification and an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation, and the Board determines that the facts then known to the Board (or others making the decision to indemnify) would not preclude indemnification under Article 10 of the VSCA (or any successor statute).

6.3            Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation’s Articles of Incorporation, any agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

6.4            Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Articles of Incorporation or this Article VI.

6.5            Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Article VII DIVIDENDS; FINANCE; AND FISCAL YEAR

7.1            Dividends. Subject to the applicable provisions of the VSCA, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, may deem proper as a reserve or reserves to meet contingencies, or for dividends, or for repairing or maintaining any property of the Corporation, or for any other proper purpose, and the Board of Directors may modify or abolish any such reserve.

7.2            Disbursements. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.3            Depositories. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out by wire transfer, check or other order for payment of money signed by such persons, or in any other such manner as may be determined by resolution of the Board of Directors.

7.4            Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

Article VIII NOTICES

Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally, by mail or by means of electronic transmission. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the Corporation, with postage thereon prepaid. If by means of electronic transmission, notice shall be effective if given by the form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (iv) if by any other form of electronic transmission, when consented to by the shareholder.

Article IX AMENDMENTS

These Bylaws may be altered, amended or repealed only as set forth in the Corporation’s Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

Article X EMERGENCY BYLAWS

10.1            Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these bylaws, be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meeting of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

10.2            Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

10.3            Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

10.4            Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

10.5            Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

10.6            Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the Corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, directors for such meeting.

10.7            Liability of Officers, Directors and Agents. No officer, director, agent or employee acting in accordance with any emergency bylaw shall be liable except for bad faith, gross negligence or willful misconduct. No officer, director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the Corporation even though not authorized by the bylaws then in effect.

Article XI FORUM OF ADJUDICATION OF DISPUTES

To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the United States District Court for the Eastern District of Virginia, Richmond Division, or in the event that court lacks subject matter jurisdiction to hear such action, the Circuit Court of the County of Fairfax, Virginia shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, shareholder, or other agent of the Corporation to the Corporation or the Corporation's shareholders, (c) any action arising, or asserting a claim arising, pursuant to any provision of the VSCA or any provision of the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws, in each case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provision of this Article XI.

Article XII MISCELLANEOUS

12.1            Seal. The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors.

12.2            Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of meetings and proceedings of its shareholders and Board of Directors (including committees thereof); and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

12.3            Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the President, any Vice President, or the Secretary. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 12.3 are supplementary to any other provision of these Bylaws.

Article XIII USE OF PRONOUNS

Use of the masculine gender in these Bylaws shall be considered to represent either masculine or feminine gender whenever appropriate.

These amended and restated Bylaws have been approved and adopted by the Board of Directors this 22nd day of October, 2020:

SOUTHERN NATIONAL BANCORP OF VIRGINIA, INC.

By:	/s/ Cheryl Wood
Name:	Cheryl Wood
Title:	Secretary

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